Exhibit 31.4

Certification of Chief Financial Officer

I, Jill Pasechnick, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Kidpik Corp. (the “registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2024	By:	/s/ Jill Pasechnick
Jill Pasechnick
Chief Accounting Officer
(Principal Financial and Accounting Officer)